As filed with the Securities and Exchange Commission on June [ ], 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

TRANSOCEAN LTD.

(Exact Name of Registrant as Specified in its Charter)

AMENDED AND RESTATED TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN

(Full title of plan)

Brady K. Long

Executive Vice President and General Counsel

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

+1 (713) 232-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Transocean Ltd., a Swiss corporation (the “Company” or the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 22,500,000 registered shares pursuant to the Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan (as amended to date, the “Plan”).

The Board of Directors of the Company recommended for approval and, on May 16, 2024, shareholders of the Company approved an amendment of the Plan that increased the number of shares authorized for issuance under the Plan from 115,861,451 to 138,361,451 shares.

The contents of the Registration Statement on Form S-8 (No. 333-204359), the Registration Statement on Form S-8 (No. 333-227750), the Registration Statement on Form S-8 (No. 333-238091), the Registration Statement on Form S-8 (No. 333-257804), and the Registration Statement on Form S-8 (No. 333-272734) are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description	Location
4.1	Articles of Association of Transocean Ltd.	Exhibit 3.1 to Transocean Ltd.’ s Current Report on Form 8-K (Commission File No. 001-38373) filed on June 28, 2024
4.2	Organizational Regulations of Transocean Ltd., amended, effective as of May 12, 2023	Exhibit 3.2 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on May 16, 2023
4.3	Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan	Exhibit 10.1 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on May 22, 2024
5.1	Opinion of Homburger AG	Filed herewith.
23.1	Consent of Ernst & Young LLP	Filed herewith.
23.2	Consent of Homburger AG	Included in Exhibit 5.1 hereto.
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement.
107	Filing Fee Table	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on June [  ], 2024.

TRANSOCEAN LTD.

By:  /s/ Jeremy D. Thigpen

Name: Jeremy D. Thigpen

Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy D. Thigpen, R. Thaddeus Vayda and Brady K. Long, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June [  ], 2024.

Signature	Title

/s/ Jeremy D. Thigpen	Chief Executive Officer, Director
Jeremy D. Thigpen	(Principal Executive Officer)

/s/ R. Thaddeus Vayda	Executive Vice President, Chief Financial Officer
R. Thaddeus Vayda	(Principal Financial Officer)

/s/ David A. Tonnel	Senior Vice President and Chief Accounting Officer
David A. Tonnel	(Principal Accounting Officer)

/s/ Chadwick C. Deaton	Chairman of the Board of Directors
Chadwick C. Deaton

Director
Glyn A. Barker

Signature	Title

/s/ Vanessa C.L. Chang	Director
Vanessa C.L. Chang

/s/ Frederico F. Curado	Director
Frederico F. Curado

/s/ Domenic J. Dell’Osso, Jr.	Director
Domenic J. Dell’Osso, Jr.

/s/ Vincent J. Intrieri	Director
Vincent J. Intrieri

/s/ Samuel J. Merksamer	Director
Samuel J. Merksamer

/s/ Frederik W. Mohn	Director
Frederik W. Mohn

/s/ Margareth Øvrum	Director
Margareth Øvrum